SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 10, 2006
BARR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9860	42-1612474

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chestnut Ridge Road, Woodcliff Lake, NJ	07677

(Address of principal executive offices)	(Zip code)
(201) 930-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 — Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1: PRESS RELEASE

Item 7.01 — Regulation FD Disclosure
     Barr Pharmaceuticals, Inc. today issued a press release announcing that the Croatian Financial Services Supervisory Agency (HANFA) has approved for publication the tender offer by a Barr subsidiary for the purchase of 100% of the shares of PLIVA d.d. (LSE: PLVD; ZSE: PLVA-R-A), based in Zagreb, Croatia. Under the terms of the formal $2.3 billion cash tender offer, PLIVA shareholders who tender their shares will receive HRK 743 per share in cash. In addition, shareholders that are registered as shareholders at the Central Depository Agency as of August 22, 2006 will receive the dividend of HRK 12 per share, for a total cash consideration of HRK 755 per share.
     A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1
Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	Barr Pharmaceuticals, Inc. press release August 10, 2006

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARR PHARMACEUTICALS, INC.
Date: August 10, 2006	/s/ William T. McKee
William T. McKee
Vice President, Chief Financial Officer, and Treasurer